As filed with the Securities and Exchange Commission on June 19, 2013

Registration No. _________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-0467835
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5320 Legacy Drive, Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

DENBURY RESOURCES INC. EMPLOYEE STOCK PURCHASE PLAN
DENBURY RESOURCES INC. 2004 OMNIBUS STOCK AND INCENTIVE PLAN
(Full title of the plans)

Mark C. Allen
Sr. Vice President and Chief Financial Officer
Denbury Resources Inc.
5320 Legacy Drive
Plano, Texas 75024
(972) 673-2000
(Name, address and telephone number
including area code of agent for service)
Copy to: Donald Brodsky Morgan Tarlton Hotzel Baker & Hostetler LLP 1000 Louisiana, Suite 2000 Houston, Texas 77002 (713) 751-1600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered (1)	Amount to be Registered (2)(3)	Proposed Maximum Offering Price per Share (4)(5)	Proposed Maximum Aggregate Offering Price (4)(5)	Amount of Registration Fee
Common Stock $.001 Par Value	7,000,000	$18.20	$127,400,000	$17,377.36

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Stock Purchase Plan described herein.

(2)
The securities to be registered are 2,000,000 additional shares reserved for issuance under the Registrant’s Employee Stock Purchase Plan (the "ESPP") and 5,000,000 additional shares reserved for issuance under the Registrant's 2004 Omnibus Stock and Incentive Plan (the "2004 Plan" and together with the ESPP, the "Plans").

(3)
Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plans to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(4)	Estimated solely for the purpose of calculating the registration fee.

(5)
Calculated pursuant to Rule 457(c) and (h)(1). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plans is the price per share of $18.20, which is the average of the highest and lowest selling price per share of Common Stock by the New York Stock Exchange on June 17, 2013.

Denbury Resources Inc.

Denbury Resources Inc.

EXPLANATORY NOTE

By this registration statement, Denbury Resources Inc. (the "Company" or "we" or "our" or "us") is registering an additional 2,000,000 shares of its common stock reserved for issuance under its Employee Stock Purchase Plan ("ESPP") and 5,000,000 additional shares reserved for issuance under its 2004 Omnibus Stock and Incentive Plan (the "2004 Plan" and together with the ESPP, the "Plans"). The contents of the following prior registration statements are incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8: Registration Nos. 333-1006, 333-70485, 333-39218, 333-39224, 333-90398, 333-116249, 333-143848, 333-160178, 333-167480 and 333-175273.

Documents Incorporated by Reference

Any reports filed by us with the Securities and Exchange Commission (“SEC”) after the date of this Registration Statement and before the date that the offering of the securities by means of this Registration Statement is terminated will automatically update and, where applicable, supersede any information contained in or incorporated by reference in this Registration Statement. We incorporate by reference (excluding any information furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 28, 2013;

2.	Our Annual Report on Form 11-K for the year ended December 31, 2012 filed on March 29, 2013;

3.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed May 10, 2013; and

4.
Our Current Reports on Forms 8-K and 8-K/A (excluding any information furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K) filed on: January 15, 2013; January 18, 2013; January 28, 2013; February 5, 2013; and May 28, 2013.

Denbury Resources Inc.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

(a)	Exhibits.

The following documents are included as a part of this registration statement.

Exhibit No.	Document Description
4.1
Denbury Resources Inc. Amended and Restated Employee Stock Purchase Plan, effective as of May 22, 2013 (incorporated by reference to Exhibit 10.1 of Form 8-K filed by the Company on May 28, 2013, File No. 001-12935).

4.2
Denbury Resources Inc. 2004 Omnibus Stock and Incentive Plan, as amended and restated effective as of May 22, 2013 (incorporated by reference to Exhibit 10.2 of Form 8-K filed by the Company on May 28, 2013, File No. 001-12935).

5*	Opinion of Baker & Hostetler LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of DeGolyer and MacNaughton.
23.3*	Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto).
24.1	Power of Attorney (included on the signature page of this registration statement).

*	Included herewith.

Denbury Resources Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on June 19, 2013.

Denbury Resources Inc.

/s/ Mark C. Allen
Mark C. Allen Sr. Vice President and Chief Financial Officer

/s/ Alan Rhoades
Alan Rhoades Vice President and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Phil Rykhoek, Mark C. Allen and Alan Rhoades, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

June 19, 2013	/s/ Phil Rykhoek
Phil Rykhoek Director, President and Chief Executive Officer (Principal Executive Officer)

June 19, 2013	/s/ Mark C. Allen
Mark C. Allen Sr. Vice President and Chief Financial Officer (Principal Financial Officer)

June 19, 2013	/s/ Alan Rhoades
Alan Rhoades Vice President and Chief Accounting Officer (Principal Accounting Officer)

Denbury Resources Inc.

June 19, 2013	/s/ Wieland F. Wettstein
Wieland F. Wettstein Chairman of the Board

June 19, 2013	/s/ Michael L. Beatty
Michael L. Beatty Director

June 19, 2013	/s/ Michael B. Decker
Michael B. Decker Director

June 19, 2013	/s/ Ronald G. Greene
Ronald G. Greene Director

June 19, 2013	/s/ Gregory L. McMichael
Gregory L. McMichael Director

June 19, 2013	/s/ Kevin O. Meyers
Kevin O. Meyers Director

June 19, 2013	/s/ Randy Stein
Randy Stein Director

June 19, 2013	/s/ Laura A. Sugg
Laura A. Sugg Director

Denbury Resources Inc.

INDEX TO EXHIBITS

Exhibit No.	Document Description
5	Opinion of Baker & Hostetler LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of DeGolyer and MacNaughton.